UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under §240.14a-12

Intensity Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

[X]	No fee required
[ ]	Fee paid previously with preliminary materials
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Intensity Therapeutics, Inc.
1 Enterprise Drive, Suite 430
Shelton, CT 06484
June 2, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 annual meeting of stockholders of Intensity Therapeutics, Inc. (the “Company”) to be held at 10:30 a.m. Eastern Time on July 17, 2025. We have decided to hold this year’s annual meeting virtually via live audio webcast on the internet. We believe hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/INTS2025. You will not be able to attend the annual meeting in person.
Details regarding the meeting, the business to be conducted at the meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying proxy statement.
At the annual meeting, one person will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. The board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On June 2, 2025, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) containing instructions on how to access our proxy statement for our 2025 Annual Meeting of Stockholders and our 2024 annual report to stockholders. The Internet Availability Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your continued support of the Company.

Sincerely,

Lewis H. Bender
President, Chief Executive Officer and Chairman

Intensity Therapeutics, Inc.
1 Enterprise Drive, Suite 430
Shelton, CT 06484
June 2, 2025
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:30 a.m. ET

DATE:	July 17, 2025

ACCESS:
This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/INTS2025 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3.

PURPOSES:
1.To elect one director to serve three-year terms expiring in 2028;
2.To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
3.To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of Intensity Therapeutics, Inc. common stock at the close of business on May 28, 2025. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 1 Enterprise Drive, Suite 430, Shelton, CT 06484.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Lewis H. Bender
President, Chief Executive Officer and Chairman

i

Intensity Therapeutics, Inc.
1 Enterprise Drive, Suite 430
Shelton, CT 06484
PROXY STATEMENT FOR INTENSITY THERAPEUTICS, INC.
2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2025
This proxy statement, along with the accompanying notice of 2025 annual meeting of stockholders, contains information about the 2025 annual meeting of stockholders of Intensity Therapeutics, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:30 a.m., Eastern Time, on Wednesday, July 17, 2025, virtually at www.virtualshareholdermeeting.com/INTS2025.
In this proxy statement, we refer to Intensity Therapeutics, Inc. as “Intensity,” “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.
On or about June 2, 2025, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2025 annual meeting of stockholders and our 2024 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JULY 17, 2025
This proxy statement, the notice of 2025 annual meeting of stockholders, our form of proxy card and our 2024 annual report to stockholders are available for viewing, printing and downloading at www.virtualshareholdermeeting.com/INTS2025. To view these materials please have your 16-digit control number(s) available that appears on your Internet Availability Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2024, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at ir.intensitytherapeutics.com/sec-filings. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:
Joseph Talamo
Intensity Therapeutics, Inc.
1 Enterprise Drive, Suite 430
Shelton, CT 06484

Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
Our board of directors is soliciting your proxy to vote at the 2025 annual meeting of stockholders to be held virtually, on Wednesday, July 17, 2025 at 10:30 a.m. ET and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying notice of 2025 annual meeting of stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the Internet or have sent you this proxy statement, the 2025 notice of annual meeting of stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Internet Availability Notice, and, if applicable, proxy materials to stockholders on or about June 2, 2025.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Internet Availability Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Internet Availability Notice. Instead, the Internet Availability Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Why Are You Holding a Virtual Annual Meeting?
This year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.
How do I access the Virtual Annual Meeting?
The live webcast of the annual meeting will begin promptly at 10:30 a.m. ET. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log-in and test your device’s audio system. The virtual annual meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the annual meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the annual meeting.
Log-in Instructions. To be admitted to the virtual annual meeting, you will need to log-in at www.virtualshareholdermeeting.com/INTS2025 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the annual meeting.
Will I be able to ask questions and have these questions answered during the Virtual Annual Meeting?
Stockholders may submit questions for the annual meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/INTS2025, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.
Appropriate questions related to the business of the annual meeting (the proposals being voted on) will be answered during the annual meeting, as time permits. Additional information regarding the ability of stockholders to ask questions during the annual meeting, related to rules of conduct and other materials for the annual meeting will be available at www.virtualshareholdermeeting.com/INTS2025.
What Happens if There Are Technical Difficulties during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting login page.
Who May Vote?
Only stockholders of record at the close of business on May 28, 2025 (the “Record Date”) will be entitled to vote at the annual meeting. On this record date, there were 18,398,202 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
If on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.
If on the Record, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Internet Availability Notice or if applicable, our proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.
If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:
•By Internet or by telephone. Follow the instructions included in the Internet Availability Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.
•By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.
•At the meeting. If you attend the virtual special meeting, you may vote your shares online at the time of the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on July 16, 2025.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares at the time of the virtual special meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and vote your shares online at the time of the meeting.
How Does the Board of Directors Recommend that I Vote on the Proposals?
Our board of directors recommends that you vote as follows:
    “FOR” the election of the nominee for director; and
    “FOR” the ratification of the appointment of EisnerAmper LLP (“EisnerAmper”) as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
    if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
    by re-voting by Internet or by telephone as instructed above;
    by notifying Joseph Talamo, the Company’s Chief Financial Officer, in writing before the annual meeting that you have revoked your proxy; or
    by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.
Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I Receive More Than One Internet Availability Notice or Proxy Card?
You may receive more than one Internet Availability Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Director	The nominee for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the director. For the nominee, you may vote either FOR or AGAINST such nominee. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of EisnerAmper as our independent registered public accounting firm for 2025, our audit committee of our board of directors will reconsider its selection.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting
This year, our Annual Meeting will be held in a virtual meeting format only. To attend the virtual Annual Meeting, go to www.virtualshareholdermeeting.com/INTS2025 shortly before the meeting time, and follow the instructions for downloading the Webcast. If you miss the annual meeting, you can view a replay of the Webcast at www.virtualshareholdermeeting.com/INTS2025 until July 17, 2026. You need not attend the annual meeting in order to vote.
Householding of Annual Disclosure Documents
Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Intensity stockholders live in your household. This practice, which has been approved by the SEC, is called “house holding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Internet Availability Notice or, if applicable, our proxy materials to you if you write or call Joseph Talamo at:
Intensity Therapeutics
1 Enterprise Drive, Suite 430
Shelton, CT 06484
(203) 221-7381

If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.
Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save us the cost of producing and mailing these documents by:
•following the instructions provided on your Internet Availability Notice or proxy card; or
•following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 31, 2025 for (a) the executive officers named in the Summary Compensation Table included elsewhere in this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of May 31, 2025 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 18,398,202 shares of common stock outstanding on May 31, 2025.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Directors and Executive Officers
Lewis H. Bender(1)	2,742,227	14.3%
Joseph Talamo(2)	165,476	*
John Wesolowski(3)	117,822	*
Emer Leahy(4)	129,000	*
Mark A. Goldberg(5)	119,000	*
Daniel Donovan(6)	56,250	*
Thomas I. H. Dubin(7)	37,500	*
Directors and Executive Officers as a group (7 persons)(8)	3,367,275	17.1%

5% Stockholders
Leonard Batterson(9)	2,476,213	13.4%
Armistice Capital, LLC(10)	2,109,660	10.7%
Craig J. Duchossois(11)	1,028,797	5.6%

* Less than 1%

(1)Includes 722,227 shares of common stock issuable upon the exercise of options that are exercisable within sixty days of May 31, 2025. Does not include 776,153 shares of common stock underlying options that are not exercisable within sixty days of May 31, 2025. The principal business address of Mr. Bender is c/o Intensity Therapeutics, Inc., 1 Enterprise Drive, Suite 430, Shelton, CT 06484.
(2)Includes 165,476 shares of common stock issuable upon the exercise of options that are exercisable within sixty days of May 31, 2025. Does not include 641,903 shares of common stock underlying options that are not exercisable within sixty days of May 31, 2025.
(3)Includes 111,131 shares of common stock issuable upon the exercise of options that are exercisable within sixty days of May 31, 2025. Does not include 189,147 shares of common stock underlying options that are not exercisable within sixty days of May 31, 2025.
(4)Includes 129,000 shares of common stock issuable upon the exercise of options that are exercisable within sixty days of May 31, 2025. Does not include 68,750 shares of common stock underlying options that are not exercisable within sixty days of May 31, 2025.
(5)Includes 119,000 shares of common stock issuable upon the exercise of options that are exercisable within sixty days of May 31, 2025. Does not include 68,750 shares of common stock underlying options that are not exercisable within sixty days of May 31, 2025.

(6)Includes 56,250 shares of common stock issuable upon the exercise of options that are exercisable within sixty days of May 31, 2025. Does not include 68,750 shares of common stock underlying options that are not exercisable within sixty days of May 31, 2025.
(7)Includes 37,500 shares of common stock issuable upon the exercise of options that are exercisable within sixty days of May 31, 2025. Does not include 62,500 shares of common stock underlying options that are not exercisable within sixty days of May 31, 2025.
(8)Includes 1,340,584 shares of common stock issuable upon the exercise of options that are exercisable within sixty days of May 31, 2025. Does not include 1,875,953 shares of common stock underlying options that are not exercisable within sixty days of May 31, 2025.
(9)Consists of (i) 2,023,227 shares of common stock held by VCapital Intensity LLC (“VCapital”), (ii) 427,986 shares of common stock held by BVC-Intensity LLC (“BVC”), (iii) 7,356 shares of common stock issuable upon the exercise of warrants held by VCapital and exercisable within 60 days of May 31, 2025, and (iv) 17,644 shares of common stock issuable upon the exercise of warrants held by BVC and exercisable within 60 days of May 31, 2025. Mr. Batterson may be deemed to beneficially own such shares. The principal business address of VCapital and BVC is 27 N Wacker Drive, Suite 467 Chicago, IL 60606. This information is based solely on information provided by the beneficial owner to the Company on May 15, 2025.
(10)This information is based solely on a Schedule 13G filed with the SEC on May 15, 2025. Consists of 872,547 shares of Common Stock directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and 1,237,113 shares of common stock issuable upon the exercise of warrants held by the Master Fund that are subject to a beneficial ownership limitation of 4.99% and are exercisable within sixty days of May 31, 2025. These shares may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(11)Consists of (i) 826,646 shares of common stock held by Craig J. Duchossois Revocable Trust UAD 9/11/1989, (ii) 150,151 shares of common stock held by CJD RBD Family Support Trust, and (iii) 52,000 shares of common stock issuable upon the exercise of warrants held by Mr. Duchossois exercisable within 60 days of May 31, 2025. Mr. Duchossois may be deemed to beneficially own such shares. The principal business address of Craig J. Duchossois is 444 W. Lake St, Suite 2000, Chicago, Illinois 60606. This information is based solely on information provided by the beneficial owner to the Company on May 16, 2025.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Directors
Our business is managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of five members, classified into three classes as follows: (1) Dr. Mark A. Goldberg constitutes a class with a term ending at the 2025 annual meeting; (2) Dr. Emer Leahy and Lewis H. Bender constitute a class with a term ending at the 2026 annual meeting; and (3) Daniel Donovan and Thomas I. H. Dubin constitute a class with a term ending at the 2027 annual meeting.
On May 15, 2025, our board of directors accepted the recommendation of the nominating and corporate governance committee (the “nominating committee”) and voted to nominate Dr. Mark A. Goldberg for election at the annual meeting for a term of three years to serve until the 2028 annual meeting of stockholders, and until his respective successor has been elected and qualified.
Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of June 2, 2025. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Lewis H. Bender	66	President, Chief Executive Officer and Chairman of the Board of Directors
Emer Leahy	59	Director
Mark A. Goldberg	65	Director
Daniel Donovan	61	Director
Thomas I. H. Dubin	63	Director
Our board of directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our board of directors has determined that the following members of our board of directors are “independent directors” as defined by The Nasdaq Stock Market: Dr. Leahy, Dr. Goldberg, Mr. Donovan and Mr. Dubin.
Lewis H. Bender is our founder and has served as our President and Chief Executive Officer since April 2012. Prior to our founding, Mr. Bender was the Chief Executive Officer of publicly traded (AMEX & OTC) Interleukin Genetics, Inc. (“Interleukin Genetics”), a personalized medicine company, from 2008 until 2012. At Interleukin Genetics, Mr. Bender was successful in raising capital via a direct placement with institutional investors and partnered with the insurance industry for development of an IG product. Prior to joining Interleukin Genetics, Mr. Bender held numerous positions at Emisphere Technologies, Inc. (“Emisphere”), a drug delivery company specializing in the development of oral delivery of poorly absorbed molecules and at the time listed on Nasdaq. From 1993 to December 2007, Mr. Bender held numerous positions at Emisphere, including Interim President & Chief Executive Officer, Chief Technology Officer, Senior Vice President of Business Development, and Vice President of Manufacturing and Process Development. Mr. Bender has over 31 years of biotech and pharmaceutical executive management experience. He has led development teams taking products from discovery to Phase 3 for compounds using novel drug delivery techniques. Mr. Bender has both a BS and MS in Chemical Engineering from The Massachusetts Institute of Technology (MIT), an MBA from the University of Pennsylvania’s Wharton School, and an MA in International Studies also from the University of Pennsylvania. He is fluent in French and German. We believe that Mr. Bender’s immense experience in the biomedical and pharmaceutical industries, including at several publicly traded companies, qualifies him to serve on our board of directors.
Dr. Emer Leahy has served on our board of directors since June 2016. Dr. Leahy received her Ph.D. in Neuropharmacology from University College Dublin, Ireland and her MBA from Columbia University. She has been with PsychoGenics Inc., a preclinical CNS service company, since 1999 and is currently serving as its Chief Executive Officer and Director. Prior to her appointment as the Chief Executive Officer in 2020, she was the vice president of business development. Dr. Leahy is also the Chief Executive Officer of PGI Drug Discovery LLC, since its founding in 2011, a company engaged in psychiatric drug discovery with multiple partnered clinical programs including one in Phase III. Additionally, Dr. Leahy served as a Board member and a member of both the compensation committee and the audit committee of Bright Minds Biosciences Inc. (NASDAQ: DRUG), a biotech company, until April 2022, and she has served as a Board member, Chair of the Compensation committee and a member of the Audit and Governance committees of Pasithea Therapeutics, Inc. since 2021. Dr. Leahy has more than 30 years of experience in drug discovery, clinical development and business development for pharmaceutical and biotechnology companies, including extensive knowledge of technology assessment, licensing, mergers and acquisitions, and strategic planning. She is an Adjunct Associate Professor of Neuroscience position at Mount Sinai School of Medicine since 2017. Dr. Leahy served on the Emerging Companies Section Governing Board of the Biotechnology Industry Organization, the Business Review Board for the Alzheimer’s Drug Discovery Foundation, and the Scientific Advisory Board of the International Rett Syndrome Foundation. She is currently Chair of the Board of Trustees of BioNJ having served on the Board since 2020 She is a recent finalist in the NJ Chapter of the EY Entrepreneur of the Year. We believe that Dr. Leahy is qualified to serve on our Board due to her extensive pharmaceutical, biotechnology and business background.

Dr. Mark A. Goldberg has served as a member of our board of directors since May 2018. Dr. Goldberg has served as Chairman (2019-Present) and Chief Executive Officer (2019-2024) of Allucent, a global mid-sized clinical research organization. Dr. Goldberg also served as the Executive Chairman of Thread, a decentralized research and electronic clinical outcome assessment provider from 2019 to 2024. Previously, Dr. Goldberg has served as President and COO of PAREXEL International, one of the world’s largest global biopharmaceutical service providers, with consolidated revenue of approximately $2.4 billion in 2017, over 18,000 employees, and 86 locations in 51 countries. He was responsible for overseeing all revenue generating business segments including Clinical Research Services, PAREXEL Informatics, and PAREXEL Consulting as well as sales, marketing, corporate quality, and information technology. Dr. Goldberg helped to pioneer PAREXEL’s strategic partnering approach with some of the world’s leading pharmaceutical companies and to build out the company’s global infrastructure, particularly in the Asia Pacific region, through both organic growth and acquisitions. Earlier in his PAREXEL career, he founded the company’s Medical Imaging business and helped establish its technology subsidiary, Perceptive Informatics. Dr. Goldberg holds a BS degree in computer science from MIT and an MD from the University of Massachusetts Medical School. He completed residency training in Radiology at Massachusetts General Hospital, where he also served as Chief Resident and a staff physician with academic appointments at Harvard Medical School. We believe that Dr. Goldberg is qualified to serve as a member of our board of directors because of his medical background and experience as a director of a public company.
Daniel J. Donovan has served as a member of our board of directors since January 2023. Mr. Donovan is an entrepreneur with extensive experience within the biotech industry. Since 2014, he has served as Chief Executive Officer of rareLife Solutions, Inc. (“rareLife”), a company creating the connections to engage, unify, and amplify the voices of patients, advocates, and caregivers to inform and accelerate the development and commercialization of emerging treatments especially in rare diseases. Mr. Donovan was a member of the board of directors and Chief Business Officer at Cancer Prevention Pharmaceuticals (“CPP”), a late-stage pharmaceutical development company with compounds targeted at several rare diseases. Prior to rareLife and CPP, Mr. Donovan established Envision Pharma in 2001 and served as president through April 2008. He was the visionary behind the creation and development of Datavision, the market leader in medical publications technology. Envision Pharma was acquired by the United BioSource Corporation (“UBC”) in April 2008, and Mr. Donovan took on the role of Senior Vice President Strategy and Market Development at UBC until June 2011. Mr. Donovan began his career at Pfizer, serving in a variety of positions of increasing responsibility, ranging from sales to market research and marketing in the domestic and international marketplace, culminating in his position as Director and European Team Leader. During his time at Pfizer, he played a pivotal role in the commercialization of some of the pharmaceutical industry’s most successful product launches. Mr. Donovan earned a Bachelor of Science degree in Finance at Lehigh University. We believe that Mr. Donovan is qualified to serve as a member of our board of directors because of his background in cancer and rare disease, finance, drug development, patient safety and small company board experience.
Mr. Thomas I. H. Dubin has served on our board of directors since May 2024. Mr. Dubin is a pharmaceutical executive and attorney. Over the past five years, he has served as an advisor and board member to various biopharma and other companies. From 2001 through 2013, Mr. Dubin was the Chief Legal Officer and member of the core executive team that grew Alexion Pharmaceuticals (“Alexion”) from development stage to membership in the S&P 500. At Alexion, Mr. Dubin led legal, government affairs, pricing and reimbursement, human resources, corporate communications, and other functions, and held commercial responsibility for the company’s Australasia region. Prior to Alexion, Mr. Dubin served as Vice President and General Counsel of ChiRex, Inc. and Assistant General Counsel of Warner-Lambert Company. Mr. Dubin began his career as a corporate attorney with Cravath, Swaine & Moore in New York City. Mr. Dubin currently serves as Executive Chair of Cellphire Therapeutics, board member of Notable Laboratories (Nasdaq: NTBL), board member of Norwalk Hospital, board member of Connecticut Innovations, member of the Yale School of Public Health

Leadership Council, and advisory board member of Mythic Pharmaceuticals. Mr. Dubin was a board member of BioBlast Pharmaceuticals (Nasdaq: ORPN) from 2015 to 2018, and a trustee of American Jewish World Service from 2014 to 2021. Mr. Dubin received his J.D. from New York University School of Law, his M.P.H. from Yale University School of Public Health and his B.A. from Amherst College, cum laude. We believe that Mr. Dubin is qualified to serve as a member of our board of directors because of his extensive legal and business skills and experience in the biotechnology industry.
Family Relationships
There are no family relationships between any of our executive officers and directors.
Arrangements between Officers and Directors
Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.
Involvement in Certain Legal Proceedings
We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.
Insider Trading Policy
We have adopted insider trading policies and procedures (the “Insider Trading Policy”) that apply to our employees, directors and designated consultants. The Insider Trading Policy governs the purchase and sale or other dispositions of certain investment products and is reasonably designed to promote compliance with insider trading laws, rules and regulations. A copy of the Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Director Independence
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mr. Daniel Donovan, Dr. Emer Leahy, Dr. Mark A. Goldberg and Mr. Thomas I. H. Dubin do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Committees of our Board of Directors and Meetings
Meeting Attendance. During the fiscal year ended December 31, 2024 there were four meetings of our board of directors, and the various committees of our board of directors met a total of six times. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during fiscal 2024. Our board of directors has adopted a policy under which each member of our board of directors is strongly encouraged and makes every effort to but is not required to attend each annual meeting of our stockholders. Each member of our board of directors attended the annual meeting of stockholders in 2024.
Audit Committee. Our audit committee met four times during the fiscal year ended December 31, 2024. This committee currently has three members, Dr. Emer Leahy (Chairperson), Dr. Mark A. Goldberg and Mr. Thomas I. H. Dubin. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the audit committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the audit committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. Our board of directors has determined that Dr. Leahy is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the audit committee set forth elsewhere in this proxy statement.
A copy of the audit committee’s written charter is publicly available on our website at ir.intensitytherapeutics.com/corporate-governance/governance-documents.
Compensation Committee. Our compensation committee met one time during the fiscal year ended December 31, 2024. This committee currently has three members, Mr. Daniel Donovan (Chairperson), Dr. Emer Leahy and Dr. Mark A. Goldberg. Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our board of directors are carried out and that such policies, practices and procedures contribute to our success. Our compensation committee also administers our 2021 Stock Incentive Plan (the “2021 Plan”). The compensation committee is responsible for the determination of the compensation of our chief executive officer, and will conduct its decision making process with respect to that issue without the chief executive officer present. All members of the compensation committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.
Our compensation committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation. Generally, our Compensation Committee evaluates and approves our compensation practices and determines compensation levels. The compensation committee evaluates the Chief Executive Officer’s performance in light of relevant corporate goals and objectives, and approves, or recommends to the board of directors for approval, the Chief Executive Officer’s compensation. For executives other than the Chief Executive Officer, our compensation committee reviews and approves, or recommends to the board of directors for approval, the compensation of such executive officers. Additionally, our Compensation Committee reviews and recommend to the board of directors for approval, the compensation of our directors, including with respect to any equity-based plans. The enumerated processes and procedures of our compensation committee are included in our compensation committee’s written charter.
A copy of the compensation committee’s written charter is publicly available on our website at ir.intensitytherapeutics.com/corporate-governance/governance-documents.
Nominating and Corporate Governance Committee. Our nominating committee met one time during the fiscal year ended December 31, 2024 and has two members, Dr. Mark A. Goldberg (Chairperson) and Mr. Daniel Donovan. Our board of directors has determined that all members of the nominating committee qualify as independent under the definition promulgated by The Nasdaq Stock Market. The nominating committee’s responsibilities are set forth in the nominating committee’s written charter and include:
•evaluating and making recommendations to the full Board as to the composition, organization and governance of our board of directors and its committees,
•evaluating and making recommendations as to director candidates,
•evaluating current board’s performance,
•overseeing the process for CEO and other executive officer succession planning, and
•developing and recommending governance guidelines for the Company.
Generally, our nominating committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating committee will evaluate a candidate’s qualifications and make recommendations to the board of directors regarding the selection and approval of such candidate. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our stockholders. Our nominating committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.
If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. Any such recommendation should be made in writing to the nominating committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:
•certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities; and
•a statement whether or not either such stockholder or beneficial owner intends solicit proxies in support of the proposed nominee.
The recommendation must also be accompanied by the following information concerning the proposed nominee:
•certain biographical information concerning the proposed nominee;
•all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
•a description of any material interest in any material contract or arrangement between the nominating stockholder and the proposed nominee;
•a completed questionnaire with respect to the backgrounds, qualifications, stock ownership and independence of the proposed nominee; and
•certain written representations with respect to the proposed nominee.
A copy of the nominating committee’s written charter, including its appendices, is publicly available on our website at ir.intensitytherapeutics.com/corporate-governance/governance-documents.
Board Leadership Structure and Role in Risk Oversight
The positions of chairman of the board and chief executive officer of the Company have historically been combined, and Mr. Bender currently holds both positions. We believe this board leadership structure is appropriate because of the efficiencies achieved in having the role of chief executive officer and chairman combined, and because the detailed knowledge of our day-to-day operations and business that the chief executive officer possesses greatly enhances the decision-making processes of the board of directors as a whole. We have a strong governance structure in place, including independent directors, to ensure the powers and duties of the dual role are handled responsibly. Furthermore, consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without Mr. Bender in attendance. We do not have a lead independent director.
Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.
Stockholder Communications to our Board of Directors
Any stockholders who wish to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions in writing to the Chairman of our board of directors at 1 Enterprise Drive, Suite 430, Shelton, CT 06484-4779. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:
•junk mail and mass mailings;
•resumes and other forms of job inquiries;
•surveys; and
•solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.
Executive Officers
The following table sets forth certain information as of June 2, 2025 regarding our executive officers who are not also directors. All of our executive officers are at-will employees.

Name	Age	Position
Joseph Talamo	56	Chief Financial Officer
John Wesolowski	66	Principal Accounting Officer and Controller
Joseph Talamo has served as our Chief Financial Officer since December 2023. Prior to joining the Company, from August 2020 until November 2023, Mr. Talamo served as Senior Vice President and Chief Financial Officer of HiberCell, Inc., a clinical-stage biotechnology company developing therapeutics to address cancer relapse and metastasis. From June 2011 until July 2020, Mr. Talamo was employed by Lisata Therapeutics, Inc. (formerly known as Caladrius Biosciences, Inc.) where he served in various roles, including Corporate Controller and Chief Accounting Officer, and then later as the Company’s Senior Vice President and Chief Financial Officer. Mr. Talamo received a B.B.A. in Accounting from Hofstra University and an M.B.A. in Finance from Hofstra University. Mr. Talamo is a Certified Public Accountant in the State of New York.
John Wesolowski has served as our Principal Accounting Officer and Controller since March 2017. In addition, Mr. Wesolowski served as our Interim Chief Financial Officer from June 2023 until December 2023. Prior to joining the Company, from 1998 to 2016 Mr. Wesolowski was Director of Costing in the Yale University Controller’s office. At Yale, he was involved in financial reporting and the accounting matters related to clinical trials and other organized research. Prior to joining Yale, Mr. Wesolowski was the Vice President and Controller for Automatic Fastener Corporation in Branford, CT from 1988 to 1998. In this role, Mr. Wesolowski oversaw all accounting, purchasing and human resource functions. Mr. Wesolowski also has five years of experience in public accounting and auditing from working at KMG Main Hurdman, now KPMG. Mr. Wesolowski received a Bachelor of Science in Finance from The Pennsylvania State University (Penn State at University Park) and an MBA from the University of Connecticut in Management Science. He is a Certified Public Account since 1983.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table shows the total compensation paid or accrued to our named executive officers during the last two fiscal years ended December 31, 2024 and 2023. Our named executive officers consist of (1) our Chief Executive Officer and (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2024 (collectively, our “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards(1) ($)	All Other Compensation(2) ($)		Total ($)

Lewis H. Bender	2024	544,121		—		1,889,162	52,886	(3)	2,486,169
President and Chief Executive Officer	2023	553,173	(4)	392,250	(5)	—	290,317	(6)	1,235,740
Joseph Talamo(7)	2024	370,000		—		1,245,646	46,930	(8)	1,662,576
Chief Financial Officer	2023	14,231		—		442,140	—		456,371
John Wesolowski	2024	251,347		—		308,231	9,551	(9)	569,129
Principal Accounting Officer and Controller	2023	186,154		67,015		254,920	19,202	(10)	527,291
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2024 and 2023 computed in accordance with Financial Accounting Standard Board ASC Topic 718 for stock-based compensation transactions, or ASC 718. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of stock options, the exercise of stock options or the sale of shares of our common stock. For a discussion of the assumptions used to value option awards, see the Notes to Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K filed on March 13, 2025.
(2)Information includes perquisite and personal benefit received by each Named Executive Officer.
(3)The amounts reported represent $42,536 of Company-paid portion of health and dental insurance and $10,350 in matching 401(k) contributions.
(4)The amounts reported reflect the deferral of $30,173 of Mr. Bender’s 2022 salary, which was ultimately paid in 2023.
(5)Of this amount, which represents the target bonus paid pursuant to Mr. Bender’s employment agreement, Mr. Bender received $261,500 in cash and the remainder in options to purchase 33,574 shares of Common Stock at an exercise price of $5.19, which options vested in full when granted on March 6, 2024, reflected at the aggregate grant date fair value of the option awards granted computed in accordance with ASC 718.
(6)The amounts reported represent $239,383 of accrued vacation payout in cash, $41,034 of Company-paid portion of health and dental insurance and $9,900 in matching 401(k) contributions.
(7)Mr. Talamo was appointed as Chief Financial Officer effective December 11, 2023.
(8)The amounts reported represent $36,580 of company-paid portion of health and dental insurance and $10,350 in matching 401(k) contributions.
(9)Consists entirely of matching 401(k) contributions.
(10)The amounts reported represent $13,406 of accrued vacation payout in cash and $5,796 in matching 401(k) contributions.

Narrative Disclosure to Summary Compensation Table
Annual Base Salary
Our Named Executive Officers each receive a base salary to compensate them for services rendered to the Company. The base salary is intended to provide a fixed component of compensation reflecting each executive’s skill set, experience, role and responsibilities. Our board of directors or our compensation committee annually reviews the base salaries of our Named Executive Officers, typically in connection with our annual performance review process, and from time to time makes adjustments to base salaries to align with market levels and account for individual responsibilities, performance, and experience. The table below reflects the base salaries in effect for the years ended December 31, 2024 and 2023.

Executive	2024 Base Salary	2023 Base Salary
Lewis H. Bender	$549,150	$523,000
Joseph Talamo	$370,000	$370,000
John Wesolowski	$260,000	$215,000

Employment Agreements with our Named Executive Officers
Employment Agreement with Lew Bender
On November 24, 2021, we entered into an Amended and Restated Employment Agreement with Mr. Bender (the “Bender Agreement”). Pursuant to the Bender Agreement, Mr. Bender is entitled to receive a base salary, which is subject to annual review and adjustment by our compensation committee. Mr. Bender’s base salary was $523,000 for the fiscal year ended December 31, 2023 and was increased to $549,150 on March 4, 2024. Mr. Bender’s base salary may not be decreased without his consent. Further, Mr. Bender is eligible to receive an annual lump sum cash bonus not to exceed 75% of his current base salary, to be determined based on the achievement of performance targets, as determined annually by our compensation committee. Mr. Bender is also eligible to receive equity grants pursuant to the 2021 Plan, at the discretion of and with terms and conditions to be set by our compensation committee.
Under the Bender Agreement, Mr. Bender may terminate his employment at any time and for any reason with 90 days’ prior notice. If Mr. Bender’s employment is terminated for Cause or resigns for Good Reason (each term as defined below), he shall be entitled to receive accrued base salary, benefits and vacation time in addition to any unreimbursed expenses (the “Accrued Amounts”).
If Mr. Bender is terminated without Cause or resigns for Good Reason, he shall be entitled to receive (i) subject to his execution and non-revocation of a release, (a) severance payments totaling an amount double Mr. Bender’s base salary and target bonus at the time of his termination or resignation, to be paid in bi-weekly installments over the course of two years following such termination or resignation and (b) a lump sum payment to be made no later than March 15 of the calendar year following the year of termination or resignation in an amount equal to Mr. Bender’s target bonus for the year of termination or registration, prorated by the number of days he was employed by the Company during such year (collectively, the “Severance Pay”), and (ii) (a) the Accrued Amounts and (b) if his termination or resignation occurs between January 1 and March 15, the amount of any unpaid annual bonus from the prior calendar year (the “Accrued Bonus”). However, if Mr. Bender is terminated without Cause or resigns for Good Reason within six months following a Change of Control (as defined below), he shall be entitled to receive the Accrued Amounts and the Accrued Bonus, but in lieu of Severance Pay he shall be entitled to receive (i) a lump sum severance payment, payable at the time of termination or resignation, in an amount equal to two and one-half times the sum of his base salary target annual bonus, each as in effect at the time of such termination or resignation, plus (ii) a payment equal to his target annual bonus in effect at the time of termination or resignation, prorated by the number of days he was employed by the Company during such year. If Mr. Bender’s employment is terminated due to death or a certain period of disability, he or his estate shall be entitled to receive (i) the Accrued Amounts, (ii) a payment equal to his target bonus in effect during the year of termination, prorated by the number of days he was employed by the Company during such year, and (iii) if his termination occurs between January 1 and March 15, the amount of any unpaid annual bonus from the prior calendar year.

Pursuant to the Bender Agreement, Mr. Bender is subject to a non-competition provision for the duration of his employment and for a two-year period following such employment. This provision prohibits Mr. Bender from (i) becoming employed by or rendering services to a competitor, (ii) engaging in any competitive business for his own account, (iii) becoming associated with or interested in a competitor by retaining or employing such competitor in certain capacities and (iv) taking any efforts to entice away from the Company any of its customers, employees, consultants, service providers, strategic partners or suppliers. The Bender Agreement also includes customary confidentiality provisions as well as provisions relating to assignment of inventions.
The definitions below are applicable to the Bender Agreement:
Termination for “Cause” is termination by the Company occasioned by (i) the failure by Mr. Bender to cure a breach of a material duty imposed on him under the Bender Agreement or any other written agreement between Executive and the Company, or any policy of the Company, within 10 business days after written notice thereof by the Company, if curable in the reasonable discretion of the board of the directors, (ii) acts by Mr. Bender of fraud, embezzlement, theft, willful misconduct, gross negligence, or other material dishonesty directed against the Company, (iii) the failure or refusal by Mr. Bender to perform any material duties under the Bender Agreement or to follow any lawful and reasonable direction of the Company, which, if curable in the reasonable discretion of the board of directors, has not been cured within 10 business days after written notice thereof by the Company, and (iv) Mr. Bender’s having been formally charged with the commission of a felony (other than a traffic offense) or a crime involving moral turpitude.
Resignation for “Good Reason” is resignation by Mr. Bender due to (i) a material reduction in Mr. Bender’s duties, authority or responsibilities, (ii) relocation of Mr. Bender’s place of employment without his consent to a location more than fifty miles from the Company’s current executive offices or (iii) any material breach by the Company of the Bender Agreement; provided that Mr. Bender cannot terminate employment for Good Reason unless he has provided written notice to the Company of the existence of the circumstances providing grounds for resignation for Good Reason within 90 days of the initial existence of such grounds and the Company has had at least 30 days from the date of such notice to cure such circumstances and fails to do so.
Employment Agreement with Joseph Talamo
On December 11, 2023, we entered into an employment agreement with Joseph Talamo (the “Talamo Agreement”), pursuant to which he serves as Chief Financial Officer of the Company on an at-will basis. Pursuant to the Talamo Agreement, Mr. Talamo is entitled to receive a base salary of $370,000, which is subject to review and adjustment from time to time. Mr. Talamo is also eligible to receive equity grants pursuant to the 2021 Plan, at the discretion of and with terms and conditions to be set by our compensation committee.
Pursuant to the Talamo Agreement, if Mr. Talamo is terminated without Cause or resigns for Good Reason (each term as defined below), he shall be entitled, subject to execution of a release, to receive a lump sum severance payment equal to one month of base salary per year of employment up to a maximum of six months. If he is terminated for Cause, he will not receive any severance. If there is a Change in Control (as defined below) of the Company and Mr. Talamo is terminated without Cause or resigns for Good Reason within six months following such Change in Control, then Mr. Talamo shall be entitled, subject to execution of a release, to receive a lump sum severance payment equal to (i) four months of base month salary if such termination or resignation occurs following one year of employment, (ii) five months of base month salary if such termination or resignation occurs following two years of employment, or (iii) six months of base month salary if such termination or resignation occurs following three or more years of employment.
The definitions below are applicable to the Talamo Agreement:
Termination for “Cause” is termination by the Company occasioned by actions of Mr. Talamo that are against Company policy, that are illegal or that may lead to serious repercussions for the Company, our employees or our corporate partners. Termination for “Cause” may be necessitated by a serious violation of our code of conduct, inappropriate disclosure of confidential information or trade secrets, or continuous poor performance as determined by our board of directors. “Cause” may also include dereliction of duties, poor relationships with other employees, sexual harassment, or treatment of external parties or partner companies that results in negative outcomes for the Company.
Resignation for “Good Reason” is resignation by Mr. Talamo due to a significant reduction in his responsibilities or authority as an executive, a decrease in his material benefits or compensation not due to financial distress of the Company, or relocation of Company’s current corporate offices to more than 50 miles further away from his current home. Once grounds for resignation for Good Reason arise, Mr. Talamo shall have 60 days to report such grounds and shall provide the Company with 30 days written notice of his resignation for Good Reason.
A “Change in Control” occurs if (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock, provided that a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 50% or more of the total voting power of the Company’s stock; or (iii) a majority of the members of our board of directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the board of directors before the date of appointment or election.
The Talamo Agreement includes customary confidentiality provisions as well as provisions relating to assignment of inventions. The Talamo Agreement also includes a non-competition provision that applies for the duration of his employment and for a one-year period following such employment.
Employment Agreement with John Wesolowski

On June 20, 2023, we entered into an employment agreement with John Wesolowski (the “Wesolowski Agreement”), pursuant to which he serves as Principal Accounting Officer and Controller of the Company on an at-will basis. Pursuant to the Wesolowski Agreement, Mr. Wesolowski is entitled to receive a base salary which is subject to review and adjustment from time to time. Mr. Wesolowski’s initial base salary pursuant to the Wesolowski Agreement was $165,000, and it was increased to $215,000 on July 22, 2023 and to $260,000 on March 4, 2024. Mr. Wesolowski is also eligible to receive equity grants pursuant to the 2021 Plan, at the discretion of and with terms and conditions to be set by our compensation committee.
The Wesolowski Agreement includes customary confidentiality provisions as well as provisions relating to assignment of inventions. The Wesolowski Agreement also includes a non-competition provision that applies for the duration of his employment and for a one-year period following such employment.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2024.

Option Awards

Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date
Lewis H. Bender	75,000	–	9.00	8/6/2029
	75,000	–	11.50	7/31/2030
	75,000	–	11.50	8/13/2031
	56,250	18,750 (1)	9.00	12/13/2032
	116,201	348,604 (2)	5.19	3/6/2034
	33,574	–	5.19	3/6/2034

Joseph Talamo	20,000	60,000 (3)	6.88	12/11/2033
	85,476	341,903 (4)	3.44	10/21/2034

John Wesolowski	14,000	–	4.00	3/27/2027
	7,500	–	8.00	2/6/2028
	2,500	–	9.00	7/11/2029
	6,250	–	11.50	7/31/2030
	4,500	1,500 (5)	11.50	8/13/2031
	4,875	1,625 (6)	11.50	9/5/2031
	6,250	6,250 (7)	9.00	12/13/2032
	25,000	25,000 (8)	6.43	7/19/2033
	–	25,000 (9)	5.19	3/6/2034
	14,006	56,022 (10)	3.44	10/21/2034
(1)Consists of options granted to Mr. Bender by our compensation committee on December 13, 2022, vesting in four equal annual installments beginning on the grant date.
(2)Consists of options granted to Mr. Bender by our compensation committee on March 6, 2024, vesting in four equal annual installments beginning on the grant date.
(3)Consists of options granted to Mr. Talamo by our compensation committee on December 11, 2023, vesting in four equal annual installments beginning on the first anniversary of the date of grant.
(4)Consists of options granted to Mr. Talamo by our compensation committee on October 21, 2024, vesting in four equal annual installments beginning on the grant date.

(5)Consists of options granted to Mr. Wesolowski by our compensation committee on August 13, 2021, vesting in four equal annual installments beginning on the first anniversary of the date of grant.
(6)Consists of options granted to Mr. Wesolowski by our compensation committee on September 5, 2021, vesting in four equal annual installments beginning on the first anniversary of the date of grant.
(7)Consists of options granted to Mr. Wesolowski by our compensation committee on December 13, 2022, vesting in four equal annual installments beginning on the first anniversary of the date of grant.
(8)Consists of options granted to Mr. Wesolowski by our compensation committee on July 19, 2023, vesting in four equal annual installments beginning on the grant date.
(9)Consists of options granted to Mr. Wesolowski by our compensation committee on March 6, 2024, vesting in four equal annual installments beginning on the first anniversary of the date of grant.

(10)Consists of options granted to Mr. Wesolowski by our compensation committee on October 21, 2024, vesting in four equal annual installments beginning on the grant date.
2013 Stock and Option Plan
Under our 2013 Stock and Option Plan (the “2013 Plan”), 4,500,000 shares of Common Stock have been reserved for issuance in the form of incentive stock options, non-qualified stock options, restricted stock, unrestricted stock, stock appreciation rights or any combination of the foregoing. The shares issuable pursuant to awards granted under the 2013 Plan are authorized but unissued shares.
The 2013 Plan is administered by our board or at the discretion of the board, which has full power to select the individuals to whom awards will be granted and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan. Pursuant to the 2013 Plan and subject to applicable law, our board of directors has delegated to the compensation committee the power to make recommendations to the board of directors relating to management compensation, the adoption of employee benefit plans, stock option or equity incentive plans and other similar matters.
The option exercise price of each option granted under the 2013 Plan is determined by our board of directors and may not be less than the fair market value of a share of Common Stock on the date of grant. The term of each option is fixed by the board and may not exceed 10 years from the date of grant. The board determines at what time or times each option may be exercised when granting the option.
The 2013 Plan provides that, upon the consummation of a sale event, unless provision is made in connection with the sale event for the assumption or continuation of the awards by the successor entity or substitution of the awards with new awards of the successor entity, with appropriate adjustment, the 2013 Plan and all outstanding and unexercised options issued thereunder will terminate upon the effective time of the sale event. We may make or provide for cash payment to holders of options equal to the difference between (i) the per share cash consideration in the sale event multiplied by the number of shares subject to outstanding options being cancelled, and (ii) the aggregate exercise price to the holders of all vested and exercisable options.
Our board of directors may amend the 2013 Plan but no such action may adversely affect the rights of an award holder without such holder’s consent. Approval by our stockholders of amendments to the 2013 Plan must be obtained if required by law.
The 2013 Plan terminated in August 2023 on the tenth anniversary of the 2013 Plan’s date of adoption by the board. No new awards were made under the 2013 Plan after such termination date, but awards previously granted may extend beyond such date.
2021 Stock Incentive Plan
On November 12, 2021, we adopted a new equity incentive plan, the 2021 Stock Incentive Plan (the “2021 Plan”). Under the 2021 Plan, we may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. The material terms of the 2021 Plan are summarized below.
Types of Awards.    The 2021 Plan provides for the grant of non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), restricted stock awards, restricted stock units (“RSUs”), unrestricted stock awards, stock appreciation rights and other forms of stock-based compensation.
Eligibility and Administration.    Employees, officers, consultants, directors, and other service providers of the Company and its affiliates are eligible to receive awards under the 2021 Plan. The 2021 Plan is administered by the board with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of the company’s directors and/or officers (all such bodies and delegates referred to collectively as the plan administrator), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or other applicable law or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2021 Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the 2021 Plan, including any vesting and vesting acceleration conditions.

Share Reserve.    Pursuant to the 2021 Plan, we have reserved 3,000,000 shares of the Common Stock for issuance thereunder, which reserve shall be increased annually beginning on January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (A) 3.5% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our board. The share reserve is subject to the following adjustments:
•The share limit is increased by the number of shares subject to awards granted that later are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares.
•Shares that are withheld upon exercise to pay the exercise price of a stock option or satisfy any tax withholding requirements are added back to the share reserve and again are available for issuance under the 2021 Plan.
Pursuant to the provisions of the 2021 Plan, the authorized shares were increased from 3,000,000 to 3,238,700 effective January 1, 2023. On January 1, 2024, pursuant to the provisions of the 2021 Plan, authorized shares increased by 479,828 shares. As of December 31, 2024, options to purchase 1,881,649 shares of Common Stock were available to be issued under the 2021 Plan. On January 1, 2025, pursuant to the provisions of the 2021 Plan, authorized shares increased by 529,300 shares.
Awards issued in substitution for awards previously granted by a company that merges with, or is acquired by, the Company do not reduce the share reserve limit under the 2021 Plan.
Director Compensation.    The 2021 Plan provides for an annual limit on non-employee director compensation of $500,000, increased to $750,000 in the fiscal year of a non-employee director’s initial service as a non-employee member of the board of directors of the Company. This limit applies to the sum of both equity grants that could be awarded to non-employee directors during a fiscal year (based on their value under ASC Topic 718 on the grant date) and cash compensation, such as cash retainers and meeting fees earned during a fiscal year. Notwithstanding the foregoing, the board reserves the right to make an exception to these limits due to extraordinary circumstances without the participation of the affected director receiving the additional compensation.
Stock Options.    ISOs may be granted only to employees of the Company, or to employees of a parent or subsidiary of the Company, determined as of the date of grant of such options. An ISO granted to a prospective employee upon the condition that such person becomes an employee shall be deemed granted effective on the date such person commences employment. The exercise price of an ISO shall not be less than 100% of the fair market value of the shares covered by the awards on the date of grant of such option or such other price as may be determined pursuant to the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Notwithstanding the foregoing, an ISO may be granted with an exercise price lower than the minimum exercise price set forth above if such award is granted pursuant to an assumption or substitution for another option in a manner that complies with the provisions of Section 424(a) of the Code. Notwithstanding any other provision of the 2021 Plan to the contrary, no ISO may be granted under the 2021 Plan after 10 years from the date that the 2021 Plan was adopted. No ISO shall be exercisable after the expiration of 10 years after the effective date of grant of such award, subject to the following sentence. In the case of an ISO granted to a ten percent stockholder, (i) the exercise price shall not be less than 110% of the fair market value of a share on the date of grant of such ISO, and (ii) the exercise period shall not exceed 5 years from the effective date of grant of such ISO.
Restricted Stock and Restricted Stock Units.    The committee may award restricted stock and RSUs under the 2021 Plan. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified vesting conditions are not satisfied. RSU awards result in the transfer of shares of stock to the participant only after specified vesting conditions are satisfied. A holder of restricted stock is treated as a current stockholder and shall be entitled to dividend and voting rights, whereas the holder of a restricted stock unit is treated as a stockholder with respect to the award only when the shares are delivered in the future. RSUs may include dividend equivalents. Specified vesting conditions may include performance goals to be achieved during any performance period and the length of the performance period. The committee may, in its discretion, make adjustments to performance goals based on certain changes in the Company’s business operations, corporate or capital structure or other circumstances. When the participant satisfies the conditions of an RSU award, the Company may settle the award (including any related dividend equivalent rights) in shares, cash or other property, as determined by the committee, in its sole discretion.

Other Shares or Share-Based Awards.    The committee may grant other forms of equity-based or equity-related awards other than stock options, restricted stock or restricted stock units. The terms and conditions of each stock-based award shall be determined by the committee.
Clawback Rights.    Awards granted under the 2021 Plan will be subject to recoupment or clawback under the Company’s clawback policy or applicable law, both as in effect from time to time.
Sale of the Company.    Awards granted under the 2021 Plan automatically accelerate and vest, become exercisable (with respect to stock options), or have performance targets deemed earned at target level if there is a sale of the Company. The Company does not use a “liberal” definition of change in control as defined in Institutional Shareholder Services’ proxy voting guidelines.
No Repricing.    The 2021 Plan prohibits the amendment of the terms of any outstanding award, and any other action taken in a manner to achieve (i) the reduction of the exercise price of NQSOs, ISOs or stock appreciation rights (collectively, “Stock Rights”); (ii) the cancellation of outstanding Stock Rights in exchange for cash or other awards with an exercise price that is less than the exercise price or base price of the original award; (iii) the cancellation of outstanding Stock Rights with an exercise price or base price that is less than the then current fair market value of a share of Common Stock in exchange for other awards, cash or other property; or (iv) otherwise effect a transaction that would be considered a “repricing” for the purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted without stockholder approval.
Transferability of Awards.    Except as described below, awards under the 2021 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The committee has discretion, however, to permit certain transfer of awards to other persons or entities.
Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2021 Plan and any outstanding awards, as well as the exercise price or base price of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders. The number of shares available under the 2021 Plan was not adjusted as part of the Reverse Split.
Amendment and Termination.    The board of directors may amend, modify or terminate the 2021 Plan without stockholder approval, except that stockholder approval must be obtained for any amendment that, in the reasonable opinion of the board or the committee, constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a stock exchange on which shares of Common Stock are then listed. The 2021 Plan will terminate upon the earliest of (1) termination of the 2021 Plan by the board of directors, or (2) the tenth anniversary of the board adoption of the 2021 Plan. Awards outstanding upon expiration of the 2021 Plan shall remain in effect until they have been exercised or terminated, or have expired.

Potential Payments upon Termination or Change-in-Control
Employment Agreements
For a description of payments that would be made to our Named Executive Officers in the event of their termination or a change in control of the Company, see the discussion under “Employment Agreements with our Named Executive Officers” above.
Equity Incentive Plans
We maintain two equity incentive plans: the 2013 Stock Option Plan (the “2013 Plan”) and the 2021 Plan. The 2021 Plan serves as the successor to the 2013 Plan and provides for the issuance of incentive stock options, stock grants and stock-based awards to employees, directors, and consultants of the Company. No further awards will be issued under the 2013 Plan.

Potential Payments upon Termination
Pursuant to our 2013 Plan, if a participant’s employment is terminated for any reason other than death or disability, all outstanding incentive stock options (“ISOs”) shall terminate on the earlier of (i) 90 days after termination and (ii) their specified expiration dates. If a participant’s employment is terminated due to death or disability, all outstanding ISOs shall terminate on the earlier of (i) one year following termination and (ii) their specified expiration dates. If a participant’s employment is terminated for any reason at all, the compensation committee shall determine the extent to which such participant may exercise any non-qualified options granted under the 2013 Plan; if not otherwise specified in the applicable award agreement, any such non-qualified options must be exercised no later than 30 days following termination.
Pursuant to our 2021 Plan, a participant’s employment is terminated for any reason other than Cause (as defined below), death, disability or retirement, the participant’s unvested awards shall immediately terminate, and the participant’s vested awards must be exercised by the earlier of (i) three months following the date of termination and (ii) the expiration date of the award. If a participant’s employment is terminated for Cause, the participant’s vested and unvested awards shall terminate on the date of termination. If a participant’s employment is terminated due to death or disability, or if the participant dies within the three month period following termination, the participant’s vested awards may be exercised by the participant or the participant’s estate until the earlier of (i) one year following the date of death or disability and (ii) the expiration date of the award. If a participant’s employment is terminated due to retirement, the participant’s vested awards may be exercised by the earlier of (i) three months following the date of retirement and (ii) the expiration date of the award. All such post-termination exercise periods are subject to adjustment by our compensation committee, although the compensation committee may not permit a participant to exercise an award once it has expired in accordance with the terms of the respective award agreement.
“Cause” is defined in the 2021 Plan as (i) any theft, fraud, embezzlement, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, falsification of any documents or records of the Company or any of its affiliates, felony or similar act by the participant (whether or not related to the participant’s relationship with the Company); (ii) an act of moral turpitude by the participant, or any act that causes significant injury to, or is otherwise adversely affecting, the reputation, business, assets, operations or business relationship of the Company (or a subsidiary or other affiliate thereof, when applicable); (iii) any breach by the participant of any material agreement with or of any material duty of the participant to the Company or any subsidiary or other affiliate thereof (including breach of confidentiality, non-disclosure, non-use non-competition or non-solicitation covenants towards the Company or any of its affiliates) or failure to abide by code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iv) any act which constitutes a breach of a participant’s fiduciary duty towards the Company or a subsidiary or other affiliate thereof, including disclosure of confidential or proprietary information thereof or acceptance or solicitation to receive unauthorized or undisclosed benefits, irrespective of their nature, or funds, or promises to receive either, from individuals, consultants or corporate entities with whom the Company or a subsidiary or other affiliate thereof does business with; or (v) the participant’s unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its affiliates (including, without limitation, the improper use or disclosure of confidential or proprietary information).
Potential Payments upon Change in Control
Pursuant to our 2013 Plan, in the event of a Change in Control (as defined below) of the Company, the compensation committee may, in its sole discretion, (i) accelerate the exercisability or vesting, prior to the effective date of such Change in Control, of any outstanding options (and/or terminate the restrictions applicable to any shares of restricted stock), (ii) upon written notice, provide that any outstanding and exercisable options must be exercised within a specified number of days or else be terminated, (iii) cause any surviving or acquiring entity to grant replacement awards having such terms and conditions as the compensation committee determines to be appropriate, (iv) terminate any outstanding options and make such payments, if any, therefor as the compensation committee determines to be appropriate, (v) repurchase any shares of restricted stock for such amounts, if any, as the board of directors determines to be appropriate, or (vi) take any combination (or none) of the foregoing actions.
“Change in Control” is defined in the 2013 Plan as a single transaction or series of related transactions, other than an initial public offering, pursuant to which a person or persons, other than existing stockholders of the Company (i) acquires capital stock of the Company possessing the voting power to elect a majority of the board of directors, (ii) consummates a merger, amalgamation or consolidation with the Company as a result of which the stockholders of the Company who own common stock or other voting securities prior to such transaction(s) shall own, directly or indirectly, less than 50% of the voting securities of the surviving entity, or (iii) acquire all or substantially all of the assets of the Company.
Pursuant to our 2021 Plan, in the event of a Merger/Sale (as defined below), all of a participant’s unexercised awards, whether vested or not, shall immediately vest and become exercisable; provided that the compensation committee may instead opt to cancel all unexercised awards, whether vested or not, effective upon or immediately prior to the closing of the Merger/Sale, in which case the participant may be entitled to receive an assumed or substituted award or payment in lieu of the award or the exercise of the award, subject in certain instances to the participant’s execution of agreements or instruments requested by the Company or any acquirer or successor company.
“Merger/Sale” is defined in our 2021 as (i) a sale of all or substantially all of the assets of the Company, or a sale (including an exchange) of all or substantially all of the stock of the Company, to any person, or a purchase by a stockholder of the Company or by an affiliate of such stockholder, of all the stock of the Company held by all or substantially all other stockholders or by other stockholders who are not an affiliate of such acquiring party; (ii) a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation; (iii) completion of a scheme or arrangement for the purpose of effecting such sale, merger, consolidation, amalgamation or other transaction; (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or (v) such other transaction or set of circumstances that is determined by the board of directors, in its discretion, to be a transaction subject to the Merger/Sale provision of the 2021 Plan, excluding any of the above transactions in clauses (i) through (v) if the board of directors determines that such transaction either should not be subject to the Merger/Sale provision of the 2021 Plan or does not qualify as a “change in ownership or control” or a qualifying dissolution for purposes of Code Section 409A of the United States Internal Revenue Code of 1986.
Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2024 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Dr. Emer Leahy	67,000	203,220	(2)	270,220
Dr. Mark A. Goldberg	67,000	203,220	(2)	270,220
Mr. Daniel Donovan	62,500	203,220	(2)	265,720
Mr. Thomas I. H. Dubin	31,250	183,700	(3)	214,950
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2024 computed in accordance with Financial Accounting Standard Board ASC Topic 718 for stock-based compensation transactions, or ASC 718. For a discussion of the assumptions used to value option awards, see the Notes to Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K filed on March 13, 2025. All stock awards, option awards and other shares discussed in this table were issued under our 2021 Plan.
(2)Consists of 50,000 options granted to the director by our compensation committee on March 6, 2024, vesting in four equal annual installments beginning on the grant date.
(3)Consists of 50,000 options granted to the Mr. Dubin by our compensation committee on May 14, 2024, vesting in four equal annual installments beginning on the grant date.
We reimburse non-employee members of our board of directors for reasonable travel and out-of-pocket expenses incurred in attending meetings of our board of directors and committees of our board of directors. All fees under the director compensation policy are paid on a quarterly basis in arrears and no meeting fees are paid.

Non-Employee Director Compensation Policy
Our board of directors has adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee will be paid cash compensation as set forth below:

ANNUAL RETAINER
Board of Directors
All non-employee members	$40,000
Audit Committee
Chair	$20,000
Members	$10,000
Compensation Committee
Chair	$15,000
Members	$7,000
Nominating and Corporate Governance Committee
Chair	$10,000
Members	$5,000

Compensation Committee Interlocks and Insider Participation
The Compensation Committee of the Board of Directors is currently composed of the following three non-employee directors: Dr. Emer Leahy, Dr. Mark Goldberg, and Mr. Daniel Donovan. No member of the Compensation Committee is or was formerly an officer or employee of the Company during the last fiscal year. In addition, no executive officer of the Company serves on the compensation committee or board of directors of a company for which any of the Company’s directors serve as an executive officer.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options(1)	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	2,587,129	$6.14	1,881,649
Equity compensation plans not approved by stockholders	–	–	–
Total	2,587,129	$6.14	1,881,649
(1)The amounts shown in this column include securities under both the 2013 Plan and 2021 Plan.
(2)Consists entirely of securities under the 2021 Plan. The 2021 Plan contains an “evergreen” provision, pursuant to which the maximum number of shares issuable under the 2021 Plan shall be increased on the first calendar day of every year by a number equal to the lesser of (i) 3.5% of the number of shares of our common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as determined by the board of directors.

REPORT OF AUDIT COMMITTEE
The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:
The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board of directors, which is available on our website at ir.intensitytherapeutics.com/corporate-governance/governance-documents. This committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of EisnerAmper, our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2024, the audit committee took the following actions:
•Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management and EisnerAmper;
•Discussed with EisnerAmper the matters required to be discussed in accordance with Auditing Standard No. 1301 – Communications with Audit Committees; and
•Received written disclosures and the letter from EisnerAmper regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding EisnerAmper’s communications with the audit committee and the audit committee further discussed with EisnerAmper their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
Based on the audit committee’s review of the audited financial statements and discussions with management and EisnerAmper, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Members of the Intensity Therapeutics, Inc. Audit Committee

Dr. Emer Leahy
Dr. Mark A. Goldberg
Mr. Thomas I. H. Dubin

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed, when required, in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds the lesser of $120,000 or 1% of our assets; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Convertible Note with Shareholder
On September 20, 2021, we entered into a convertible debt agreement (the “2021 Convertible Note”) for aggregate principal of $2,000,000. On November 29, 2022, and again February 8, 2023, we amended the 2021 Convertible Note to reflect new terms upon the Company’s IPO or equity financing (the “2021 Amended Note”). Pursuant to the terms of the 2021 Amended Note, the maturity date is October 1, 2025, and has the following conversion terms. The outstanding principal balance together with the unpaid and accrued interest of the note will be automatically converted upon the earliest of (i) an IPO in excess of $8,000,000 gross proceeds, (ii) a sale event of all or substantially all of the company’s assets or a majority of its equity securities, (iii) non-IPO financing by selling preferred stock in an equity offering other than an IPO or (iv) the maturity date of October 1, 2025. If an IPO, sale event or non-IPO financing occurs between November 29, 2022 through March 20, 2023 a conversion price discount of 30% would be assessed, if between March 20, 2023 through October 1, 2025 a conversion price discount of 35% would be assessed. Otherwise at the maturity date a conversion price of $11.50 per share would be assessed. The 2021 Amended Note accrues interest at 3% per annum, but will increase to 6% per annum after October 1, 2023, and is convertible to shares of our Common Stock. The occurrence of any of the following shall constitute an event of default: a) failure to pay when due any principal payment; b) voluntary bankruptcy or insolvency proceedings; c) involuntary bankruptcy or insolvency proceedings; d) judgements in excess of $500,000; or e) defaults under other indebtedness. Under these occurrences, the holder may declare all outstanding principal and interest payable to be immediately due and payable. The 2021 Amended Note automatically converted upon the IPO into 648,109 shares of Common Stock.
On November 29, 2022, we entered into a convertible debt agreement (the “2022 Convertible Note”) for $1,500,000. On February 8, 2023, we amended the 2022 Convertible Note (the “2022 Convertible Note Amendment”) to reflect new terms upon the Company’s IPO or equity financing. The outstanding principal balance together with the unpaid and accrued interest of the note will be automatically converted upon the earliest of (i) an IPO of no less than $8,000,000 gross proceeds, (ii) a sale event of all or substantially all of the company’s assets or a majority of its equity securities, (iii) non-IPO financing by selling preferred stock in an equity offering other than an IPO or (iv) the maturity date of October 1, 2025. If an IPO, sale event or non-IPO financing occurs prior to October 1, 2025, a conversion price discount of 30% would be assessed. Otherwise at the maturity date a conversion price would be $11.50 per share be assessed. The 2022 Amended Note automatically converted upon the IPO into 453,463 shares of Common Stock.
On March 30, 2023, we entered into a convertible debt agreement (the “2023 Convertible Note”) for $155,000. The outstanding principal balance together with the unpaid and accrued interest would be automatically converted upon the earliest of (i) an IPO of no less than $7,000,000 in gross proceeds, (ii) a sale event of all or substantially all of the Company’s assets or a majority of its equity securities, (iii) non-IPO financing by selling preferred stock in an equity offering other than an IPO or (iv) the maturity date of March 30, 2026. If an IPO, sale event or non-IPO financing occurs prior to March 30, 2026, a conversion price discount of 30% would be assessed; otherwise at the maturity date a conversion price would be $11.50 per share would be assessed. This note converted into 45,389 shares of Common Stock at our IPO.
The 2021 Amended Note, the 2022 Convertible Note Amendment and the 2023 Convertible Note were entered into with Leonard Batterson, one of our 10% shareholders.

Indemnification Agreements
We entered into indemnification agreements with our directors and executive officers. The indemnification agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The indemnification agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to been titled to indemnification by us. The indemnification agreement set forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that apply to any dispute between us and an indemnitee arising under the Indemnification Agreements.
Policies and Procedures for Related Party Transactions
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, which we refer to collectively as related parties, are not permitted to enter into a transaction with us without the prior consent of our board of directors acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee, or the chairman of our audit committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
On May 28, 2025, our board of directors nominated Dr. Mark Goldberg for election at the annual meeting. The board of directors currently consists of five members, classified into three classes as follows: Mr. Daniel Donovan and Mr. Thomas I. H. Dubin constitute a class with a term ending at the 2027 annual meeting of stockholders; Dr. Mark A. Goldberg constitutes a class with a term ending at the 2025 annual meeting of stockholders; and Dr. Emer Leahy and Lewis H. Bender constitute a class with a term ending at the 2026 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.
The board of directors has voted to nominate Dr. Mark Goldberg as Class II director for election at the annual meeting for a term of three years to serve until the 2028 annual meeting of stockholders, and until his successor is elected and qualified. The Class I director (Daniel Donovan and Thomas I. H. Dubin) and the Class III directors (Dr. Emer Leahy and Lewis H. Bender) will serve until the annual meetings of stockholders to be held in 2027 and 2026, respectively, and until their respective successors have been elected and qualified.
Unless authority to vote for this nominee is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Dr. Mark Goldberg as director. In the event that such nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in such nominee’s place. We have no reason to believe that Dr. Goldberg will be unable or unwilling to serve as a director.
A plurality of the shares voted “FOR” the nominee at the annual meeting is required to elect such nominee as a director.
THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. MARK GOLDBERG AS DIRECTOR, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has appointed EisnerAmper, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2025. EisnerAmper has served as our independent registered public accounting firm since May 30, 2017. The board of directors proposes that the stockholders ratify this appointment. EisnerAmper audited our financial statements for the fiscal year ended December 31, 2024 and 2023. We expect that representatives of EisnerAmper will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint EisnerAmper, the audit committee reviewed auditor independence issues and existing commercial relationships with EisnerAmper and concluded that EisnerAmper has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2025.
The following table presents fees for professional audit services rendered by EisnerAmper for the audit of our annual financial statements for the years ended December 31, 2024 and 2023, and fees billed for other services rendered by EisnerAmper during those periods. Amounts are rounded to thousands.

	Years Ended December 31,
	2024	2023
Audit Fees	$364,875	$467,250
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$364,875	$467,250
Audit Fees consist of fees billed for professional services rendered for the audit of our annual financial statements, review of our interim financial statements, comfort and consent letters. Audit fees includes fees for consents and comfort letters of $112,875 in 2024 and $195,000 in 2023.
Audit-Related Fees consist of fees billed for professional services rendered for assurance related services that are reasonably related to the performance of the audit or review of our financial services.
Tax Fees are for tax-related services related primarily to tax consulting and planning.
All Other Fees consist of the aggregate fees billed for any other products and services provided by the principal accountants.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant
Our audit committee pre-approves all auditing services and any non-audit services that the independent registered public accounting firm is permitted to render under Section 10A(h) of the Exchange Act. The audit committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full audit committee must be presented at its next regularly scheduled meeting with any pre-approval decision made by that member.
In the event the stockholders do not ratify the appointment of EisnerAmper as our independent registered public accounting firm, the audit committee will reconsider its appointment.
The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF EISNERAMPER AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES

SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a code of business conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at https://ir.intensitytherapeutics.com/corporate-governance/governance-documents. Disclosure regarding any substantive amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.
OTHER MATTERS
Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR FOR THE 2026 ANNUAL MEETING
To be considered for inclusion in the proxy statement relating to our 2026 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than February 6, 2026. To be considered for presentation at the 2026 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than March 26, 2026 and no later than April 25, 2026. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than May 18, 2026.
Proposals that are not received in a timely manner or in accordance with applicable law will not be voted on at the 2025 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Joseph Talamo, Intensity Therapeutics, Inc., 1 Enterprise Drive, Suite 430, Shelton, CT 06484.
SHELTON, CONNECTICUT
June 2, 2025

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 16, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 16, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75720-P32588

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTENSITY THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. To elect one Class II director to serve a three-year term expiring in 2028.

Nominee:	**For**	**Withhold**
1a. Mark A. Goldberg	☐	☐

	For	**Against**	**Abstain**
2. To ratify the appointment of EisnerAmper LLP as Intensity Therapeutics, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V75721-P32588

INTENSITY THERAPEUTICS, INC.
ANNUAL MEETING OF STOCKHOLDERS
JULY 17, 2025 AT 10:30 A.M. ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Lewis H. Bender and Joseph Talamo, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Intensity Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m. ET, on July 17, 2025, at www.virtualshareholdermeeting.com/INTS2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE